Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PROVIDENT FINANCIAL HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 26, 2007

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Provident Financial Holdings, Inc. to be held at the Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California, on Tuesday, November 27, 2007, at 11:00 a.m., local time.

        The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on our operations. Directors and officers will be present to respond to appropriate questions from shareholders.

        It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

        We look forward to seeing you at the meeting.

                                                                                                        Sincerely,

                                                                                                        /s/Craig G. Blunden
                                                                                                        Craig G. Blunden
                                                                                                        President and Chief Executive Officer

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PROVIDENT FINANCIAL HOLDINGS, INC.
3756 Central Avenue
Riverside, California 92506
(951) 686-6060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 27, 2007

        Notice is hereby given that the annual meeting of shareholders of Provident Financial Holdings, Inc. will be held at the Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California, on Tuesday, November 27, 2007, at 11:00 a.m., local time, for the following purposes:

        Proposal 1:     To elect three directors to each serve for a term of three years; and

        Proposal 2:     To ratify the appointment of Deloitte & Touche LLP as the independent auditor for Provident Financial
                                 Holdings, Inc. for the fiscal year ending June 30, 2008.

        We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. As of the date of this notice, we are not aware of any other business to come before the meeting.

        The Board of Directors has fixed the close of business on October 12, 2007 as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited by the Board of Directors. The proxy will not be used if you attend the annual meeting and vote in person. Regardless of the number of shares you own, your vote is very important. Please act today.

                                                                                                BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                /s/Donovan P. Ternes
                                                                                                DONAVON P. TERNES
                                                                                                Secretary

Riverside, California
October 26, 2007

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.


PROXY STATEMENT
OF
PROVIDENT FINANCIAL HOLDINGS, INC.
3756 Central Avenue
Riverside, California 92506

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 27, 2007

        The Board of Directors of Provident Financial Holdings, Inc. is using this proxy statement to solicit proxies from our shareholders for use at the annual meeting of shareholders. We are first mailing this Proxy Statement and the enclosed form of proxy to our shareholders on or about October 26, 2007.

        The information provided in this proxy statement relates to Provident Financial Holdings, Inc. and its wholly-owned subsidiary, Provident Savings Bank, F.S.B. Provident Financial Holdings, Inc. may also be referred to as "Provident" and Provident Savings Bank, F.S.B. may also be referred to as "Provident Savings Bank" or the "Bank." References to "we," "us" and "our" refer to Provident and, as the context requires, Provident Savings Bank.

INFORMATION ABOUT THE ANNUAL MEETING

        Our annual meeting will be held as follows:

        Date: Tusesday, November 27, 2007
        Time: 11:00 a.m., local time
        Place: Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California

Matters to Be Considered at the Annual Meeting

        At the meeting, you will be asked to consider and vote upon the following proposal:

        Proposal 1.     Election of three directors of Provident to each serve for a three-year term.

        Proposal 2.     Ratification of the appointment of Deloitte & Touche LLP as Provident's independent auditor for the fiscal year ending June 30, 2008.

We also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who is Entitled to Vote?

        We have fixed the close of business on October 12, 2007 as the record date for shareholders entitled to notice of and to vote at our annual meeting. Only holders of record of Provident's common stock on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of Provident common stock you own. On October 12, 2007, there were 6,232,803 shares of Provident common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

        Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. You are a shareholder of record if your shares

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of Provident common stock are held in your name. If you are a beneficial owner of Provident common stock held by a broker, bank or other nominee (i.e., in "street name"), please see the instructions in the following question.

        Shares of Provident common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting if you are a shareholder of record.

        Voting instructions are included on your proxy card. Shares of Provident common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder's instructions. Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of our director nominees and "FOR" the ratification of the appointment of the independent auditor. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

        You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

        If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If your common stock is held in street name, you will receive instructions from your broker that you must follow in order to have your shares voted. Your broker may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this Proxy Statement. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, shares not voted are treated as "broker non-votes." The proposals to elect directors and ratify the appointment of the independent auditor described in this proxy statement are considered discretionary items under the rules of The Nasdaq Stock Market LLC ("Nasdaq").

        If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

        We maintain an employee stock ownership plan ("ESOP") for the benefit of our employees. Each ESOP participant may instruct the ESOP trustee how to vote the shares of Provident common stock allocated to his or her account under the ESOP by completing the proxy card, which represents a voting instruction to the trustees. If an ESOP participant properly executes the voting instruction card, the ESOP trustee will vote the participant's shares in accordance with the participant's instructions. Unallocated shares of Provident common stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions.

How Many Shares Must Be Present to Hold the Meeting?

        A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of Provident common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

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What if a Quorum Is Not Present at the Meeting?

        If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 30 days or more. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

        Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Provident common stock. Accordingly, the three nominees for election as directors who receive the highest number of votes actually cast will be elected. Pursuant to our Certificate of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominee receiving the greatest number of votes will be elected. Our Board of Directors unanimously recommends that you vote "FOR" the election of each of its director nominees.

Vote Required to Approve Proposal 2: Ratification of Appointment of Independent Auditor

        Ratification of the appointment of independent auditor requires the affirmative vote of a majority of the outstanding shares of Provident common stock present in person or by proxy and entitled to vote at the annual meeting. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote. Our Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as Provident's independent auditor for the fiscal year ending June 30, 2008.

May I Revoke My Proxy?

        You may revoke your proxy before it is voted by:

  submitting a new proxy with a later date;

  notifying the Secretary of Provident in writing before the annual meeting that you have revoked your proxy; or

  voting in person at the annual meeting.

        If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of October 12, 2007, the voting record date, information regarding share ownership of:

  those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Provident's common stock;

  each director and director nominee of Provident;

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  each executive officer of Provident or Provident Savings Bank named in the Summary Compensation Table appearing under "Executive Compensation" below (known as "named executive officers"); and

  all current directors and executive officers of Provident and Provident Savings Bank as a group.

        Persons and groups who beneficially own in excess of five percent of Provident's common stock are required to file with the Securities and Exchange Commission ("SEC"), and provide a copy to us, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934. To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Provident's common stock as of the close of business on the voting record date.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding

Beneficial Owners of More Than 5%

Provident Savings Bank, F.S.B.	684,220	10.98
Employee Stock Ownership Plan Trust
3756 Central Avenue
Riverside, California 92506

Jeffrey L. Gendell	613,763 (2)	9.85
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
55 Railroad Avenue
Greenwich, Connecticut 06830

Thomson Horstmann & Bryant, Inc.	613,187 (3)	9.84
Park 80 West, Plaza Two
Saddle Brook, New Jersey 07663

Dimensional Fund Advisors LP	565,339 (4)	9.07
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Craig G. Blunden**	385,711 (5)	6.19
Provident Financial Holdings, Inc.
3756 Central Avenue
Riverside, California 92506

(table continued on following page) 4
	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding

Directors

Joseph P. Barr	50,118	*
Bruce W. Bennett	45,496 (6)	*
Debbi H. Guthrie	26,401	*
Robert G. Schrader	189,060	3.03
Roy H. Taylor	59,154	*
William E. Thomas	45,302	*

Named Executive Officers

Thomas "Lee" Fenn	19,633	*
Richard L. Gale	92,227	1.48
Kathryn R. Gonzales	12,500	*
Lilian Salter	48,349	*
Donavon P. Ternes	139,717 (7)	2.24

All Executive Officers and Directors as a Group (12 persons)	1,113,668	17.87

*	Less than one percent of shares outstanding.
**	Mr. Blunden is also a director and a named executive officer of Provident.
(1)

Shares held in accounts under the ESOP, as to which the holders have voting power but not investment power, are included as follows: Mr. Blunden, 14,234 shares; Mr. Fenn, 2,079 shares; Mr. Gale, 12,324 shares; Ms. Salter, 9,199 shares; Mr. Ternes, 5,598 shares; and all executive officers as a group, 43,434 shares. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the close of business on the voting record date through the exercise of stock options granted pursuant to our stock option plans: Mr. Blunden, 49,200 shares; Mr. Barr, 44,400 shares; Mr. Bennett, 14,400 shares; Ms. Guthrie, 14,400 shares; Mr. Schrader, 11,400 shares; Mr. Taylor, 14,400 shares; Mr. Thomas, 14,400 shares; Mr. Fenn, 2,800 shares; Mr. Gale, 10,200 shares; Ms. Gonzales, 10,000 shares; Ms. Salter, 12,900 shares; Mr. Ternes, 92,400 shares; and all executive officers and directors as a group, 290,900 shares.

(2)

Based solely on a Schedule 13G/A dated February 2, 2007, regarding shares owned as of December 31, 2006. According to this filing, Tontine Management, L.L.C., the general partner of Tontine Financial Partners, L.P., has the power to direct the affairs of Tontine Financial Partners, L.P., including decisions respecting the disposition of the proceeds from the sale of the shares. Mr. Gendell is the managing member of Tontine Management, L.L.C., and in that capacity directs its operations. Accordingly, Tontine Management, L.L.C., Tontine Financial Partners, L.P. and Mr. Gendell have shared voting and dispositive power with respect to the shares reported.

(3)

Based solely on a Schedule 13G/A dated January 25, 2007, regarding shares owned as of December 31, 2006. According to this filing, Thomson Horstmann & Bryant, Inc., an investment adviser registered under the Investment Advisers Act of 1940, has sole voting power with respect to 326,415 shares and sole dispositive power with respect to 613,187 shares.

(4)

Based solely on a Schedule 13G/A dated February 1, 2007, regarding shares owned as of December 31, 2006. According to this filing, Dimensional Fund Advisors LP ("Dimensional"), an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"). In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares reported, and may be deemed to be the beneficial owner of the shares held by the Funds. However, the shares reported are owned by the Funds. Dimensional disclaims beneficial ownership of these shares.

(5)	Includes 8,010 shares owned by Mr. Blunden's spouse.
(6)	Includes 1,980 shares owned by Mr. Bennett's spouse.
(7)	Includes 7,500 shares owned by Mr. Ternes' spouse.

PROPOSAL 1 - ELECTION OF DIRECTORS

        Our Board of Directors consists of seven members and is divided into three classes. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and

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qualified. The table below sets forth information regarding each director of Provident and each nominee for director. The Nominating Committee of the Board of Directors selects nominees for election as directors. All of our nominees currently serve as directors of Provident and Provident Savings Bank. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

        The Board of Directors recommends a vote "FOR" the election of Joseph P. Barr, Bruce W. Bennett and Debbi H. Guthrie.

	Age as of	Year First Elected	Term to
Name	June 30, 2007	Director (1)	Expire

BOARD NOMINEES

Joseph P. Barr	61	2001	2010 (2)
Bruce W. Bennett	58	1993	2010 (2)
Debbi H. Guthrie	56	1994	2010 (2)

DIRECTORS CONTINUING IN OFFICE

Craig G. Blunden	59	1975	2008
Roy H. Taylor	56	1990	2008
Robert G. Schrader	68	1995	2009
William E. Thomas	58	1997	2009

(1)	Includes prior service on the Board of Directors of Provident Savings Bank.
(2)	Assuming the individual is re-elected.

        The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

        Joseph P. Barr is a Certified Public Accountant in California and Ohio and has been in public accounting for more than 35 years. He is currently a principal with Swenson Accountancy Corp., a regional assurances and business services firm, with which he has been associated since 1996. Mr. Barr currently serves as Chairman of our Audit Committee and serves on our Nominating and Corporate Governance Committee.

        Bruce W. Bennett is the President and owner of Community Care and Rehabilitation Center, a skilled nursing facility, with which he has been associated since 1973. He also serves on the Board of Directors of Riverside Community Hospital and is Chairman Emeritus of Riverside Community Health Foundation. Mr. Bennett currently serves on our Audit Committee and Nominating and Corporate Governance Committee.

        Debbi H. Guthrie, was the President and owner of Roy O. Huffman Roof Company with which she had been associated since 1971 until it was sold in 2004. Currently, Ms. Guthrie is active in many community organizations. Ms. Guthrie serves on our Audit Committee and Nominating and Corporate Governance Committee.

        Craig G. Blunden has been associated with Provident Savings Bank since 1974, having held his current positions at the Bank since 1991 and having served as President and Chief Executive Officer of Provident since its formation in 1996. Mr. Blunden also serves on the City of Riverside Council of Economic Development Advisors, and is Chairman of the Board of the Greater Riverside Chamber of Commerce.

        Roy H. Taylor is the President, West Region, Hub International Limited, and the Chief Executive Officer of Hub International of California, Inc. ("Hub International"), with which he has been associated since 2004. Prior to that, Mr.


Taylor was President of Talbot Agency, Inc., an insurance brokerage firm, with which he had been associated since 1972 and which was acquired by Hub International in 2005. Mr. Taylor currently serves as Chairman of our Personnel/Compensation Committee and serves on our Long Range Planning Committee and Nominating and Corporate Governance Committee.

        Robert G. Schrader has been associated with Provident Savings Bank since 1963 and served as Executive Vice President of the Bank and Provident from January 1995 and 1996, respectively, until his retirement on March 31, 2003.  From 1990 through 1994, Mr. Schrader served as Senior Vice President of the Bank. Mr. Schrader served as Secretary of Provident from its formation in 1996 until his retirement in 2003.

        William E. Thomas, a principal of William E. Thomas, Inc., a Professional Law Corporation since 2001, is general counsel to a diversified group of medical groups and medical management companies in Southern California.  From 1998 until 2001, Mr. Thomas was Executive Vice President and General Counsel of KPC Global Care, Inc., a medical management company based in Riverside, California. Prior to that, Mr. Thomas was the founding and managing partner of a private law firm in Riverside, California. He currently serves as Chairman of our Long Range Planning Committee and Nominating and Corporate Governance Committee, and serves on our Personnel/Compensation Committee.

BOARD OF DIRECTORS' MEETINGS, BOARD COMMITTEES
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

        The Boards of Directors of Provident and Provident Savings Bank conduct their business through board and committee meetings. During the fiscal year ended June 30, 2007, the Provident Board of Directors held 11 meetings and the Bank Board of Directors held 11 meetings. No director attended fewer than 75% of the total meetings of the boards and committees on which that person served during this period.

Committees and Committee Charters

        Provident's Board of Directors has standing Audit and Nominating and Corporate Governance committees. Both of these committees have adopted written charters, copies of which are available on our website at www.myprovident.com. Because Provident does not have its own employees, the Personnel/Compensation Committee of the Provident Savings Bank Board of Directors serves as our compensation committee. This Committee has not adopted a written charter.

        Audit Committee. The Audit Committee, which currently consists of Directors Barr (Chairman), Bennett and Guthrie, is responsible for reviewing the adequacy of our system of internal accounting controls, approving the services provided by our independent outside auditor and meeting with the auditor to discuss the results of the annual audit and any related matters. The Audit Committee has a charter which specifies its obligations and the Committee believes it has fulfilled its responsibilities under the charter. Each member of the Audit Committee is "independent," in accordance with the requirements for companies listed on Nasdaq. The Audit Committee members do not have any relationship with us that may interfere with the exercise of their independence from management and Provident. None of the Audit Committee members are current officers or employees of Provident or its affiliates. Mr. Barr meets the definition of "audit committee financial expert," as defined by the SEC. The Audit Committee met three times during the fiscal year ended June 30, 2007.

        Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which currently consists of Directors Thomas (Chairman), Barr, Bennett, Guthrie and Taylor, selects the nominees for election as directors. The Committee also assists the Board in identifying individuals to become Board members and in developing and implementing corporation governance policies. Each member of the Committee is "independent," in accordance with the requirements for companies listed on Nasdaq. The Nominating and Corporate Governance Committee met once during the fiscal year ended June 30, 2007.

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        Only those nominations made by the Nominating and Corporate Governance Committee or properly presented by shareholders will be voted upon at the annual meeting of shareholders. In its deliberations for selecting candidates for nominees as director, the Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of Provident Savings Bank's market area. Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of Provident. Although the Committee's charter does not specifically provide for the consideration of shareholder nominees for directors, the Committee will consider director candidates recommended by our shareholders in accordance with Provident's Certificate of Incorporation. Because the Certificate of Incorporation provides a process for shareholder nominations, the Committee did not feel it was necessary to provide for shareholder nominations of directors in its charter. If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see "Shareholder Proposals" in this Proxy Statement.

        Personnel/Compensation Committee. The Personnel/Compensation Committee, currently consisting of Directors Taylor (Chairman) and Thomas, is responsible for reviewing Provident Savings Bank's employee benefit programs and wage and salary administration program, making recommendations to the full Board of Directors regarding annual salary increases and bonuses and addressing other personnel issues as they arise. The Committee met four times during the fiscal year ended June 30, 2007.

Corporate Governance

        We are committed to establishing and maintaining high standards of corporate governance. The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and the rules of Nasdaq with respect to corporate governance. The Board and its committees will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

        Director Independence. Our common stock is listed on the Nasdaq Global Select Market. In accordance with Nasdaq requirements, at least a majority of our directors must be independent directors. The Board has determined that six of our seven directors are independent, as defined by Nasdaq. Directors Barr, Bennett, Guthrie, Schrader, Taylor and Thomas are all independent. Only Craig Blunden, who is our Chairman and Chief Executive Officer, is not independent.

        Code of Ethics. On June 30, 1995, the Board of Directors adopted, and on June 21, 2007 revised, the Code of Ethics. The Code is applicable to our employees, as well as the Board of Directors, Chief Executive Officer, Chief Financial Officer, Controller and senior management, and requires individuals to maintain the highest standards of professional conduct. A copy of the Code of Ethics is available on our website at www.myprovident.com.

        Shareholder Communication with the Board of Directors. The Board of Directors maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board of Directors may do so by mailing a letter marked "Confidential" to the Board of Directors, Provident Financial Holdings, Inc., 3756 Central Avenue, Riverside, California 92506. Any communication must state the number of shares beneficially owned by the shareholder making the communication.

        Annual Meeting Attendance by Directors. We do not have a policy regarding Board member attendance at annual meetings of shareholders. All members of the Board of Directors attended the 2006 annual meeting of shareholders.

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        Related Party Transactions. Federal regulations governs Provident Savings Bank's ability to make loans and other extensions of credit to its directors and executive officers. Under current policy, we only permit directors and executive officers to have overdraft lines of credit on checking accounts. Any such loans (1) were made in the ordinary course of business, (2) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers and (3) did not involve more than the normal risk of collectibility or present other unfavorable features when made. Overdraft lines of credit are limited to $5,000 for directors, officers, employees and customers, and are governed by written policies.

DIRECTORS' COMPENSATION

        The following table shows the compensation paid to our non-employee directors for the fiscal year ended June 30, 2007. Compensation for Craig G. Blunden, who is our President and Chief Executive Officer, is included in the section below entitled "Executive Compensation."

					Change in
					Pension
					Value
					and Non-
				Non-Equity	qualified
	Fees			Incentive	Deferred	All
	Earned			Plan	Compen-	Other
	or Paid	Stock	Option	Compen-	sation	Compen-
	in Cash	Awards	Awards	sation	Earnings	sation	Total
Name	($)	($)(1)(2)	($)(1)(3)	($)	($)	($)(4)	($)

Joseph P. Barr	25,500	4,312	22,663	--	--	5,137	57,612
Bruce W. Bennett	25,200	2,050	22,663	--	--	3,677	53,590
Debbi H. Guthrie	25,200	2,050	22,663	--	--	3,569	53,482
Robert G. Schrader	24,000	--	22,663	--	--	3,693	50,356
Roy H. Taylor	26,500	2,050	22,663	--	--	1,719	52,932
William E. Thomas	26,000	2,050	22,663	--	--	235	50,948

(1)

Represents the dollar amount of expense recognized for financial statement reporting purposes in fiscal 2007 for awards made in fiscal 2007 and prior years and being earned by the director ratably over the five-year period from the date of the award. Amounts are calculated pursuant to the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("FAS 123R"). For a discussion of valuation assumptions, see Note 12 of the Notes to Consolidated Financial Statements in Provident's Annual Report on Form 10-K for the year ended June 30, 2007.

(2)

Consists of the following awards of restricted stock: for Director Barr, an award of 3,506 shares with a grant date fair value of $33,887 and an award of 750 shares with a grant date fair value of $10,250; and for Directors Bennett, Guthrie, Taylor and Thomas, an award of 750 shares with a grant date fair value of $10,250.

(3)

Consists of the following awards of stock options for each director: 8,500 options with a grant date fair value of $54,740; 1,500 options with a grant date fair value of $8,805; 1,500 options with a grant date fair value of $11,160; 1,500 options with a grant date fair value of $12,900; and 10,300 options with a grant date fair value of $66,847.

(4)

Represents Provident's cost for each director's participation in certain group life, health and disability insurance, and medical reimbursement plans that are generally available to salaried employees and do not discriminate in scope, terms or operation. For Directors Barr, Bennett, Guthrie, Taylor and Thomas, also represents accumulated dividends paid on shares of restricted stock granted under the Management Recognition Plan upon vesting of the underlying shares.

        Non-employee directors of Provident Savings Bank currently receive a monthly retainer of $2,000, a fee of $400 for each committee meeting attended and a fee of $1,000 for each special board meeting attended. The committee chairman receives a fee of $500 per committee meeting attended. In addition, directors are covered under the Bank's policies for medical, dental and vision care. Dependent coverage is available at the directors' own expense. Following retirement from the Board of Directors, directors continue to receive this coverage. No separate fees are paid for service on the Provident Board of Directors. Employee directors receive no separate compensation for their services.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Personnel/Compensation Committee. The Personnel/Compensation Committee of the Provident Savings Bank Board of Directors is responsible for establishing and implementing all compensation policies of Provident, Provident Savings Bank and its subsidiaries. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Bank and approving an appropriate compensation level. The Chief Executive Officer evaluates the performance of all senior officers of the Bank and recommends to the Committee individual compensation levels for approval by the Committee.

        Objectives and Overview of the Compensation Program. The Personnel/Compensation Committee believes that a compensation program for executive officers should take into account management skills, long-term performance results and shareholder returns. The principles underlying our compensation policies are:

  to attract and retain key executives who are highly qualified and are vital to the long-term success of Provident and its subsidiaries;

  to provide levels of compensation competitive with those offered throughout the banking industry;

  to align the interests of executives with shareholders by having a significant portion of total compensation based on meeting defined performance measures;

  to motivate executives to enhance long-term shareholder value by helping them build their own ownership in Provident; and

  to integrate the compensation program with the Bank's long-term strategic planning and management process.

        The Committee considers a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of Provident and Provident Savings Bank on a consolidated basis with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of Provident and Provident Savings Bank during the year.

        Compensation Program Elements. The Personnel/Compensation Committee focuses primarily on the following three components in forming the total compensation package for our executive officers:

  base salary;

  annual incentive compensation; and

  equity-based compensation.

        The current compensation program involves a combination of salary, at-risk incentives to reward short-term performance, and stock option and restricted stock awards to reward long-term performance. The Personnel/Compensation Committee monitors the allocation of compensation between long-term and currently paid items on an ongoing basis, with the goal of ensuring that the allocation is competitive in the banking industry.

        Base Salary. Base salary is intended to reward the executive's ongoing performance and is based on the executive's level of responsibility, individual ability, experience, and past and potential performance. The salary levels of our executive officers are designed to be competitive with those of executives at similarly-sized banking institutions in our geographic area which have similar operations and performance. Individual annual performance is reviewed by the Personnel/Compensation Committee or the Chief Executive Officer, as appropriate, to determine annual salary

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adjustments. An executive may receive a material increase in salary upon taking on materially larger duties and responsibilities. Compensation information is obtained by reviewing proxy statements and various compensation surveys including the America's Community Bankers Survey, the California Bankers Association Survey and the Employers Group Survey. From these sources, the Personnel/Compensation Committee and the Chief Executive Officer create a compensation framework and set executive officer compensation based on the range of base salaries and bonuses paid, and equity awards granted, by peer companies.

        Annual Incentive Compensation. Incentive compensation is intended to reward short-term performance goals, keeping compensation aligned with goals that typically improve shareholder returns. The annual incentive plan is based on Provident's annual performance compared to the business plan and individual performance requirements. Each year, management prepares and the Board of Directors approves a one-year and three-year business plan, which establish strategic goals and objectives for Provident and each division of Provident. Each executive is responsible for his or her specific goals and the objectives outlined in the business plan, which is monitored through the use of individual action plans. Executives are graded each year on their successful completion of the action plans.

        The annual incentive plan is designed to provide for a baseline bonus up to 50% of salary for the Chief Executive Officer, up to 38% of salary for the Chief Financial Officer, up to 25% of salary for senior officers, up to 12% of salary for certain managers (other than department managers) and up to 8% of salary for certain department managers. Actual bonuses may exceed the baseline if Provident performs better than the business plan and/or the individual employee performs better than the individual performance requirements. The business plan outlines a number of performance goals such as net income, return on assets, return on equity, efficiency ratio and diluted earnings per share, among others. Individual performance requirements are project related and consistent with the duties and responsibilities of the particular employee. The Personnel/Compensation Committee may use its discretion to modify a particular award or an individual's performance requirements, although it has not typically done so. For example, the Committee could significantly reduce the annual bonus payout if the expected return to shareholders is materially lower than our targeted return on equity of between 12% and 15%. In 2006, the Committee increased the net income target as a result of a large gain on the sale of a building, which had not been anticipated.

        For the year ended June 30, 2007, the named executive officers had the same performance goals, with the exception of Richard L. Gale, whose incentive plan is discussed below. The performance goals for the named executive officers were as follows:

	Threshold	Target	Maximum	Fiscal 2007 Actual

Net income	$15,490,400	$19,363,000	$29,044,500	$11,286,000

Return on average assets	0.89%	1.11%	1.67%	0.66%

Return on average equity	11.07%	13.84%	20.76%	8.39%

Efficiency ratio	57.67%	48.06%	24.03%	57.05%

Diluted earnings per share	$2.33	$2.91	$4.37	$1.72

        Although we do not have a policy regarding the adjustment of previously paid bonuses, the Personnel/Compensation Committee does not certify annual bonuses until our independent auditor has completed its initial review of our year end financial statements and earnings release. For fiscal 2007, our actual results did not meet the minimum threshold performance goals established by the Board of Directors; therefore, no annual incentive compensation was paid to the named executive officers.

        Richard L. Gale, our Senior Vice President - Mortgage Banking, has a separate incentive plan. Mr. Gale's annual bonus is based on the pre-tax income of Provident Bank Mortgage, a division of Provident Savings Bank, adjusted by the net income of Provident compared to the business plan approved by the Board of Directors for the fiscal year.

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The following table sets forth the pre-tax income triggers of Provident Bank Mortgage and the resulting incentive plan bonuses, before application of the net income adjustment factor, for Mr. Gale for the year ended June 30, 2007.

Pre-tax Income ($)	Bonus ($)

2,000,000	90,000
2,500,000	135,000
3,000,000	180,000
3,500,000	225,000
4,000,000	270,000
4,500,000	315,000
5,000,000	360,000
5,500,000	405,000
6,000,000	450,000
6,750,000	495,000
7,250,000	540,000
8,150,000	585,000
9,000,000	630,000
10,000,000	675,000

If Provident meets its budgeted net income, Mr. Gale will receive 100% of the gross bonus amount listed in the table above. If Provident's net income is less than the budgeted amount, the gross bonus amount is reduced by the corresponding percentage, with a maximum negative adjustment of 30%. Because Provident Bank Mortgage had a loss for the fiscal year ended June 30, 2007, Mr. Gale did not receive a bonus.

        Under the annual incentive plan, bonuses are calculated as a percentage of base salary. For the fiscal year ended June 30, 2007, participation levels for the named executive officers expressed as a percentage of base salary at July 1, 2006 (August 7, 2006 for Ms. Gonzales) at each performance level were as follows:

	Threshold (%)	Target (%)	Maximum (%)

Craig G. Blunden	20.0	50.0	93.8
Thomas "Lee" Fenn	10.0	25.0	46.9
Richard L. Gale	55.3	236.8	592.1
Kathryn R. Gonzales	10.0	25.0	46.9
Lilian Salter	10.0	25.0	46.9
Donavon P. Ternes	15.2	38.0	71.3

Because our actual results did not meet the minimum threshold performance goals established by the Board of Directors, no annual incentive compensation was paid to the named executive officers.

        Equity-based Compensation. Equity-based compensation is intended to attract and retain qualified personnel and nonemployee directors, to provide these persons with a proprietary interest in Provident as an incentive to contribute to our success and to reward personnel for outstanding performance. Equity-based compensation functions as a long-term incentive because awards are generally made with a five-year vesting schedule. Awards are made either in the form of stock options or restricted stock. Currently, we have in place the Management Recognition Plan, the 1996 Stock Option Plan, the 2003 Stock Option Plan and the 2006 Equity Incentive Plan, each of which was approved by our shareholders at the time of adoption. Awards remain available for grant under the 2003 Stock Option Plan and the 2006 Equity Incentive Plan.

        The equity-based plans are administered and interpreted by the Personnel/Compensation Committee of the Board of Directors. Under the plans, the Committee determines which officers and key employees will receive awards, the number of shares subject to each option or shares of restricted stock awarded, and the vesting of the awards. The per share exercise price of an option will equal at least 100% of the fair market value of a share of common stock on the

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date the option is granted. Awards are made at the discretion of the Board of Directors. In addition, newly hired employees may receive awards at the time of their employment. In determining whether to make option or restricted stock awards, the Personnel/Compensation Committee may take into account historical awards and then-current competitive conditions.

Summary Compensation Table

        The following table shows information regarding compensation earned during the fiscal year ended June 30, 2007 by our named executive officers: (1) Craig G. Blunden, our principal executive officer; (2) Donavon P. Ternes, our principal financial officer; (3) our three other most highly compensated officers, who are Kathryn R. Gonzales, Lilian Salter and Richard L. Gale; and (4) Thomas "Lee" Fenn, who served as an executive officer until June 29, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(2)(3)	Total ($)

Craig G. Blunden	2007	366,125	--	31,788	69,591	--	(4)	65,735	533,239
President and Chief Executive
Officer

Thomas "Lee" Fenn (5)	2007	153,000	--	8,476	80,683	--	--	41,681	283,840
Senior Vice President -
Chief Lending Officer

Richard L. Gale	2007	114,000	--	8,476	16,368	--	--	46,098	184,942
Senior Vice President -
Mortgage Banking

Kathryn R. Gonzales (6)	2007	140,215	20,000	8,476	80,060	--	--	8,255	257,006
Senior Vice President -
Retail Banking

Lilian Salter	2007	130,275	--	8,476	22,163	--	--	34,715	195,629
Senior Vice President -
Chief Information Officer

Donavon P. Ternes	2007	201,500	--	48,391	44,746	--	--	49,914	344,551
Chief Financial Officer and
Secretary

(1)

Represents the dollar amount of expense recognized for financial statement reporting purposes in fiscal 2007 for awards made in fiscal 2007 and prior years and being earned by the officer ratably over the five-year period from the date of the award, calculated pursuant to the provisions FAS 123R. For a discussion of valuation assumptions, see Note 12 of the Notes to Consolidated Financial Statements in Provident's Annual Report on Form 10-K for the year ended June 30, 2007.

(2)	Please see the table below for more information on the other compensation paid to our executive officers in the year ended June 30, 2007.
(3)

Provident Savings Bank may provide certain non-cash perquisites and personal benefits to the named executive officers that do not exceed $10,000 in the aggregate for any individual that are not included.

(4)	The value of Mr. Blunden's post-retirement compensation plan decreased by $69,337.
(5)	Mr. Fenn resigned on May 30, 2007, served as an executive officer until June 29, 2007 and remained an employee until July 13, 2007.
(6)

Ms. Gonzales joined Provident effective August 7, 2006, and received a signing bonus as part of her employment package. The signing bonus was subject to repayment if Ms. Gonzales had resigned from Provident within one year of her employment date.

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        All Other Compensation. The following table sets forth details of "All Other Compensation," as presented above in the Summary Compensation Table.

Name	Long-term Disability Insurance Premium ($)	Spouse's Benefit Plan Participa- tion ($)(1)	401(k) Matching Contribu- tion ($)	ESOP Contribu- tion ($)	Personal Use of a Company Car/Car Allowance ($)	Tax Prepara- tion ($)	Restricted Stock Dividends ($)(2)

Craig G. Blunden	11,626	7,331	7,616	34,894	3,573	695	--
Thomas "Lee" Fenn	--	--	4,613	31,068	6,000	--	--
Richard L. Gale	--	--	7,605	34,893	3,600	--	--
Kathryn R. Gonzales	--	--	2,338	--	5,917	--	--
Lilian Salter	--	--	4,647	26,468	3,600	--	--
Donavon P. Ternes	--	--	6,389	34,893	6,000	--	2,632

(1)

Pursuant to the terms of Mr. Blunden's employment agreement, Provident pays 100% of the cost of his spouse's participation in certain group life, health and disability insurance, and medical reimbursement plans that are generally available to salaried employees. All other employees pay 100% of their dependents' coverage.

(2)	Represents accumulated dividends paid on shares of restricted stock granted under the Management Recognition Plan upon vesting of the underlying shares.

        Employment Agreement. Provident Savings Bank entered into a new employment agreement with Mr. Blunden effective December 15, 2005. The agreement has a term of three years and may be renewed by the Board for an additional year each year unless the Bank or Mr. Blunden has given written notice of their intention not to extend the term of the agreement at least 90 days prior to the anniversary date. Mr. Blunden's current base salary under the agreement is $370,000 and is subject to annual review by the Board. Under the agreement, Mr. Blunden is eligible to participate in all benefit programs to the same extent as employees of the Bank as well as any program made available to senior executives of the Bank, including the use of an employer-provided automobile. The agreement also provides for the reimbursement of expenses incurred by Mr. Blunden in the course of his employment. The agreement provides that compensation may be paid in the event of disability, death, involuntary termination or a change in control, as described below under "Potential Payments Upon Termination."

        Severance Agreements. We entered into revised severance agreements with Mr. Fenn, Mr. Gale, Ms. Salter and Mr. Ternes effective as of June 30, 2006, and we entered into a new severance agreement with Ms. Gonzales as of August 7, 2006. The agreements have a term of one year, which may be extended for an additional year on the anniversary of the effective date of the agreement by the Board of Directors. Mr. Fenn's agreement was not renewed in June 2007 as a result of his resignation in May 2007. The agreements provide for compensation in the event of an involuntary termination, other than for cause, within 12 months following a change in control of Provident or Provident Savings Bank, as described below under "Potential Payments Upon Termination."

Grants of Plan-Based Awards

        The following table shows information regarding grants of plan-based awards made to our named executive officers for the fiscal year ended June 30, 2007. We did not grant any equity incentive plan awards, as defined by the SEC.

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		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards:	All Other Awards: Number of
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Number of Shares of Stock or Units (#)(2)	Securities Under- lying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Craig G. Blunden		72,450	181,125	339,609
	02/06/07				15,000	30,000	28.31	592,050

Thomas "Lee" Fenn		15,300	38,250	71,719
	02/06/07				4,000	8,000	28.31	157,880

Richard L. Gale		63,000	270,000	675,000
	02/06/07				4,000	8,000	28.31	157,880

Kathryn R. Gonzales		15,500	38,750	72,656
	08/07/06					50,000	30.00	421,500
	02/06/07				4,000	8,000	28.31	157,880

Lilian Salter		12,900	32,250	60,469
	02/06/07				4,000	8,000	28.31	157,880

Donavon P. Ternes		29,336	73,340	137,513
	02/06/07				12,000	24,000	28.31	473,640

(1)

Amounts represent the possible payouts under our annual incentive plan; however, no bonuses were paid because Provident did not achieve the performance goals set in the business plan for the fiscal year ended June 30, 2007.

(2)

Shares of restricted stock were awarded pursuant to the 2006 Equity Incentive Plan, and vest ratably over the five-year period from the date of the award, with the first 20% vesting on the first anniversary of the grant date. Recipients of restricted share awards under this Plan do not receive dividends and have no voting power with respect to the shares until the restrictions have lapsed.

(3)

Stock options were awarded pursuant to the 2006 Equity Incentive Plan, with the exception of those options awarded to Ms. Gonzales on August 7, 2006, which were awarded pursuant to the 2003 Stock Option Plan. All options vest ratably over the five-year period from the date of the award, with the first 20% vesting on the first anniversary of the grant date.

Outstanding Equity Awards

        The following information with respect to outstanding equity awards as of June 30, 2007 is presented for the named executive officers.

		Option Awards (1)				Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exer- cisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Craig G. Blunden	09/24/03	24,000	--	20.23	09/24/13
	04/23/04	25,200	16,800	24.80	04/23/14
	02/06/07	--	30,000	28.31	02/06/17	15,000	375,000


		Option Awards (1)				Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exer- cisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Thomas "Lee" Fenn	07/31/03	--	18,000	20.33	07/31/13
	09/24/03	--	1,800	20.23	09/24/13
	04/23/04	2,800	5,600	24.80	04/23/14
	02/06/07	--	8,000	28.31	02/06/17	4,000	100,000

Richard L. Gale	09/24/03	4,500	--	20.23	09/24/13
	04/23/04	5,700	3,800	24.80	04/23/14
	02/06/07	--	8,000	28.31	02/06/17	4,000	100,000

Kathryn R. Gonzales	08/07/06	--	50,000	30.00	08/07/16
	02/06/07	--	8,000	28.31	02/06/17	4,000	100,000

Lilian Salter	01/20/98	7,500	--	9.15	01/20/08
	09/24/03	4,500	--	20.23	09/24/13
	04/23/04	8,400	5,600	24.80	04/23/14
	02/06/07	--	8,000	28.31	02/06/17	4,000	100,000

Donavon P. Ternes	11/01/00	67,500	--	8.28	11/01/10
	09/24/03	7,500	--	20.23	09/24/13
	04/23/04	17,400	11,600	24.80	04/23/14
	02/06/07	--	24,000	28.31	02/06/17	13,680	342,000

(1)

Option and stock awards vest ratably over the five-year period from the grant date, with the first 20% vesting one year after the grant date, unless vesting is accelerated. The vesting of stock options granted to Mr. Blunden, Mr. Gale, Ms. Salter and Mr. Ternes on September 24, 2003 and to Mr. Ternes on November 1, 2000 was accelerated on April 25, 2005, as described in Note 12 of the Notes to Consolidated Financial Statements in Provident's Annual Report on Form 10-K for the year ended June 30, 2007.

(2)	Based on the closing market price of $25.00 per share of Provident's common stock on June 29, 2007.

Option Exercised and Stock Vested

        The following table shows the value realized upon exercise of stock options and vesting of stock awards for our named executive officers in the fiscal year ended June 30, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Craig G. Blunden	--	--	--	--
Thomas "Lee" Fenn	35,300	226,633	--	--
Richard L. Gale	--	--	--	--
Kathryn R. Gonzales	--	--	--	--
Lilian Salter	--	--	--	--
Donavon P. Ternes	--	--	1,680	50,232

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Pension Benefits

        The following information is presented with respect to the nature and value of pension benefits for the named executive officers at June 30, 2007.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Craig G. Blunden	Post-Retirement Compensation Agreement	(1)	2,583,321	--
Thomas "Lee" Fenn	--	--	--	--
Richard L. Gale	--	--	--	--
Kathryn R. Gonzales	--	--	--	--
Lilian Salter	--	--	--	--
Donavon P. Ternes	--	--	--	--

(1)	Number of years of credited service is not relevant. Benefit is calculated based on whether Mr. Blunden has reached age 62 at the time of retirement, or how many months remain until his 62nd birthday.

        Provident Savings Bank entered into a post-retirement compensation agreement with Mr. Blunden, which was amended on December 15, 2005. The amended agreement provides that if Mr. Blunden terminates employment with the Bank after attaining age 62, the Bank will provide Mr. Blunden with a monthly benefit for life equal to 50% of his final average monthly salary. For purposes of the agreement, "final average monthly salary" is defined as the average of Mr. Blunden's highest paid 36 consecutive months of employment with the Bank determined by reference to the gross amount of his monthly salary excluding bonus and incentive awards, director's fees, if any, and accelerated payments of future salary. Assuming that Mr. Blunden's current compensation level was equivalent to his "final average monthly salary," the normal monthly benefit payable under the agreement would be approximately $16,519. Under the agreement, Mr. Blunden may elect to receive the actuarially determined lump sum equivalent of the normal monthly benefit or a joint-and-survivor benefit. Mr. Blunden may also elect to receive an early retirement benefit under the agreement which is reduced proportionately to reflect the number of months then remaining to Mr. Blunden's 62nd birthday. If Mr. Blunden had elected to retire as of June 30, 2007, he would have been entitled to a monthly benefit of approximately $14,327. However, in the event of Mr. Blunden's termination of employment prior to age 62 by reason of his death or disability, the agreement provides for payment of the normal monthly benefit to Mr. Blunden or his beneficiary.

Potential Payments Upon Termination

        We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination and death. In addition, our equity plans also provide for potential payments upon termination. The following discussion addresses the potential payments that the named executive officers could receive under a variety of scenarios.

        Employment Agreement. Mr. Blunden's employment agreement provides for potential payments in the event of his disability, death or termination. If Mr. Blunden becomes entitled to benefits under the terms of the then-current disability plan, if any, of Provident Savings Bank or becomes otherwise unable to fulfill his duties under his employment agreement, he shall be entitled to receive such group and other disability benefits as are then provided by the Bank for executive employees. In the event of his disability, the employment agreement will not be suspended, except that the obligation to pay Mr. Blunden's salary shall be reduced in accordance with the amount of any disability income benefits he receives such that, on an after-tax basis, he realizes from the sum of disability income benefits and his salary the same amount as he would realize on an after-tax basis from his salary if he had not become disabled. Upon a resolution adopted by a majority of the disinterested members of the Board of Directors, the Bank may discontinue payment of Mr. Blunden's salary beginning six months after a determination that he has become entitled to benefits under the disability plan or is otherwise unable to fulfill his duties under the employment agreement. Notwithstanding the foregoing, if Mr. Blunden is 65 years of age or older, the Board of Directors may terminate his employment beginning 90 days following a determination that he is unable to fulfill his duties under the agreement upon a resolution approved by a majority of the disinterested members of the Board of Directors.

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        In the event of Mr. Blunden's death or disability, or in the event of his normal or early retirement, the Bank shall continue to provide the following benefits to him or his estate, as applicable: (1) the Bank shall continue in force, without cost to Mr. Blunden, those life and accidental death and dismemberment insurance coverages being provided by the Bank to Mr. Blunden and his spouse and his eligible dependents as of the date of such termination, subject to reduction after his 65th birthday; (2) the Bank shall continue to provide to Mr. Blunden and his eligible dependents life and medical insurance coverage equivalent in benefits, duration and terms to that provided to him and such persons as of the date of such termination; and (3) the Bank shall continue to reimburse Mr. Blunden for the expenses outlined in Section 4(c) of his employment agreement, which includes club dues. If Mr. Blunden had become disabled as of June 30, 2007, it is estimated that he would have been entitled to an aggregate of $185,000 in salary/disability plan payments, $101,867 in continued insurance coverages and $115,752 in club dues, and his spouse would have been entitled to an aggregate of $216,000 in continued insurance coverages. These estimates are based on life expectancies provided by actuarial tables.

        In the event of Mr. Blunden's death while employed under the employment agreement and prior to any termination of employment, the Bank shall pay to his estate, or such person as he may have previously designated, the salary which was not previously paid to him and which he would have earned if he had continued to be employed under the agreement through the last day of the calendar month in which he died, together with the benefits provided under the employment agreement through that date.

        The employment agreement also provides for benefits in the event of Mr. Blunden's involuntary termination. If Mr. Blunden's employment is terminated for any reason other than cause, death, permanent disability, retirement or change in control, or Mr. Blunden terminates his own employment because of a material diminution of or interference with his duties, responsibilities or benefits, including if the termination occurs within 30 days of any of the following actions unless consented to: (1) a requirement that he be based at any place other than Riverside, California, or within a radius of 35 miles from the location of the Bank's administrative offices; (2) a material demotion; (3) a material reduction in the number or seniority of personnel reporting to him or a material reduction in the frequency with which, or in the nature of the matters with respect to which such personnel are to report to him; (4) a reduction in his salary or a material adverse change in his perquisites, benefits or vacation; (5) a material permanent increase in the required hours of work or his workload; or (6) the failure of the Board of Directors to elect him as President and Chief Executive Officer of the Bank or any action by the Board removing him from this office, he is entitled to payment and benefits. Specifically, the Bank must (1) make a lump sum payment equal to the discounted present value of the aggregate future base salary payments Mr. Blunden would have received over the then remaining term of the agreement and (2) continue life and medical insurance at the Bank's expense for Mr. Blunden and his dependents. If Mr. Blunden's employment had been terminated as of June 30, 2007 for any of the reasons descried in this paragraph, he would have been entitled to a lump sum payment of approximately $875,642 and approximately $30,763 in continued insurance coverages.

        If Mr. Blunden's employment is terminated within 12 months following a change in control of Provident, or he terminates his own employment within 12 months following a change in control for any of the reasons listed in the previous paragraph, the Bank must pay him a lump sum equal to 299% of his base amount (as defined in Section 280G of the Internal Revenue Code) and must provide during the remaining term of the employment agreement substantially the same group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance (if any) for the benefit of Mr. Blunden and his dependents and beneficiaries who would have been eligible for such benefits if he had not suffered involuntary termination. In the event that a change in control had occurred and Mr. Blunden's employment had been terminated as of June 30, 2007, he would have received a payment of approximately $1.1 million and the value of the continuation of benefits would have been approximately $30,763.

        For one year following any termination of Mr. Blunden's employment under his employment agreement, he may not: (1) hire or employ any then-current employee or consultant of Provident Savings Bank or its affiliates; (2) recruit, solicit or induce any person who is an employee or consultant of the Bank or its affiliates at the time of his termination, or who was, within six months prior to such termination, an employee or consultant of the Bank, to terminate his or her employment or other relationship therewith; and (3) make use of, divulge or disclose, directly or indirectly, any trade secret or other confidential information concerning the business or policies of the Bank or its affiliates, which he learned of as a result of his employment by the Bank, subject to limited exceptions. If Mr. Blunden is entitled to receive compensation or benefits under the employment agreement after his termination, he will have no duty to mitigate these payments by seeking employment or otherwise.

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Severance Agreements

        We have entered into severance agreements with Mr. Gale, Ms. Gonzales, Ms. Salter and Mr. Ternes. The agreements have a term of one year, which may be extended for an additional year on the anniversary of the effective date of the agreement by the Board of Directors. If the employment of the executive is involuntarily terminated, other than for cause, within 12 months following a change in control of Provident or Provident Savings Bank, or the executive terminates his or her own employment within 12 months following a change in control because of any demotion, loss of title, office or significant authority, reduction in the executive's annual compensation or benefits, or relocation of the executive's principal place of employment more than 35 miles from its location immediately prior to the change in control, the executive would be entitled to payment and benefits. The agreements with Ms. Gonzales, Ms. Salter and Mr. Ternes provide that the Bank must pay a lump sum payment equal to two times the executive's then current base salary and a lump sum payment equal to two times the largest annual bonus paid to the executive during the two years prior to termination of employment. The Bank or its successor also would be obligated to continue the executive's life, medical, dental and disability coverage for a two-year period following termination of employment. The executive will also receive a lump sum tax gross-up if these payments and benefits give rise to excise taxes payable by the individual. Mr. Gale's agreement provides for the same change of control and other benefits as for the other executive officers and provides that his bonus will be two times the largest bonus paid to an executive (other than Mr. Gale or the Chief Executive Officer of Provident) who is a party to a severance agreement.

        If a change in control had occurred and the executives' employment had been terminated as of June 30, 2007, the executives would have been entitled to the following:

Name	Lump Sum Payment ($)	Continuation of Employee Benefits ($)

Richard L. Gale	379,288	9,390
Kathryn R. Gonzales	330,000	9,028
Lilian Salter	339,010	8,628
Donavon P. Ternes	571,288	9,538

        Equity Plans. Our Management Recognition Plan, 1996 Stock Option Plan, 2003 Stock Option Plan and 2006 Equity Incentive Plan provide for accelerated vesting of awards in the event of a change in control. If a change in control occurs prior to the vesting of an award, the vesting date will be accelerated to the effective date of the change in control. The 2003 Stock Option Plan also provides that if a tender offer or exchange offer is commenced, all options granted and not fully exercisable shall become exercisable in full upon the happening of such event. If a change in control had occurred as of June 30, 2007, the named executive officers would have received the following benefits:

Name	Accelerated Vesting of Stock Options ($)(1)	Accelerated Vesting of Restricted Stock Awards ($)(2)

Craig G. Blunden	3,360	375,000
Thomas "Lee" Fenn	93,766	100,000
Richard L. Gale	760	100,000
Kathryn R. Gonzales	--	100,000
Lilian Salter	1,120	100,000
Donavon P. Ternes	2,320	342,000

(1)	Reflects the excess of the fair market value of the underlying shares as of June 29, 2007 over the exercise price of all unvested options.
(2)	Reflects the fair market value as of June 29, 2007 of all unvested restricted stock.

        The 2006 Equity Incentive Plan, the 1996 Stock Option Plan and the Management Recognition Plan also provide that if an award recipient's employment terminates due to death or disability prior to the vesting of an award, the vesting date will be accelerated to the date of termination of service. If the employment of any of our named executive officers had been terminated as of June 30, 2007 for either death or disability, the value of accelerated vesting

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of restricted stock awards would be as shown in the table above. In addition, Mr. Fenn would have realized $92,646 as a result of the accelerated vesting of his stock options.

Compensation Committee Interlocks and Insider Participation

        The members of the Personnel/Compensation Committee are Directors Taylor and Thomas. No members of this Committee were officers or employees of Provident or any of its subsidiaries during the year ended June 30, 2007, nor were they formerly Provident officers or had any relationships otherwise requiring disclosure.

Personnel/Compensation Committee Report

        The Personnel/Compensation Committee of the Board of Directors of Provident Savings Bank has submitted the following report for inclusion in this proxy statement:

        We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee's review of and the discussion with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

        The foregoing report is provided by the following directors, who constitute the Personnel/Compensation Committee:

                        Personnel/Compensation Committee:         Roy H. Taylor, Chairman
                                                                                                  William E. Thomas

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE MATTERS

        Audit Committee Charter. The Audit Committee operates pursuant to a charter approved by our Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and our audit process. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent auditor, the internal audit department and management.

        Report of the Audit Committee. The Audit Committee reports as follows with respect to Provident's audited financial statements for the fiscal year ended June 30, 2007:

  The Audit Committee has completed its review and discussion of the 2007 audited financial statements with management;

  The Audit Committee has discussed with the independent auditor, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  The Audit Committee has received written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditor the auditor's independence; and

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  The Audit Committee has, based on its review and discussions with management of the 2007 audited financial statements and discussions with the independent auditor, recommended to the Board of Directors that Provident's audited financial statements for the year ended June 30, 2007 be included in its Annual Report on Form 10-K.

        The foregoing report is provided by the following directors, who constitute the Audit Committee:

                        Audit Committee:         Joseph P. Barr, Chairman
                                                                Bruce W. Bennett
                                                                Debbi H. Guthrie

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of Provident's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received and written representations provided to us by the above-referenced persons, we believe that, during the fiscal year ended June 30, 2007, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        Deloitte & Touche LLP served as our independent auditor for the fiscal year ended June 30, 2007. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as independent auditor for the fiscal year ending June 30, 2008, subject to approval by shareholders. A representative of Deloitte & Touche LLP will be present at the annual meeting to respond to shareholders' questions and will have the opportunity to make a statement if he or she so desires.

        The following table sets forth the aggregate fees paid to Deloitte & Touche LLP for professional services rendered for the fiscal years ended June 30, 2007 and 2006.

	Year Ended June 30,
	2007	2006

Audit Fees (1)	$569,274	$433,790
Audit-Related Fees	--	--
Tax Fees (2)	34,320	48,610
All Other Fees	--	--
Total	$603,594	$482,400

(1)

Includes fees paid for the annual audit, quarterly reviews of the consolidated financial statements, the annual audit of internal controls over financial reporting and for fiscal 2007, the review of the Form S-8 filed with the SEC on January 26, 2007.

(2)	Primarily consist of fees related to the preparation of Provident's income tax returns.

        The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditor in connection with its annual review of its charter.

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Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor.

        The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent auditor of Provident for the fiscal year ending June 30, 2008.

MISCELLANEOUS

        The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

        We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telecopier or telephone without additional compensation.

        Provident's 2007 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on the voting record date. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of Provident. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

        A copy of Provident's Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as filed with the SEC, will be furnished without charge to shareholders of record as of the close of business on the voting record date upon written request to Donavon P. Ternes, Secretary, Provident Financial Holdings, Inc., 3756 Central Avenue, Riverside, California 92506.

SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at next year's annual meeting must be received by us no later than June 28, 2008 to be considered for inclusion in the proxy materials and form of proxy relating to the annual meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act.

        Our Certificate of Incorporation provides that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, the shareholder must deliver notice of nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 31 days' notice of the meeting is given to shareholders, the shareholder's notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. As specified in the Certificate of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving the notice. The notice with respect to business proposals to be brought before the annual meeting must state the shareholder's name, address and number of shares of common stock held, and

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briefly discuss the business to be brought before the annual meeting, the reasons for conducting the business at the meeting and any interest of the shareholder in the proposal.

                                                                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                                                            /s/Donavon P. Ternes
                                                                                            DONAVON P. TERNES
                                                                                            Secretary

Riverside, California
October 26, 2007

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REVOCABLE PROXY
PROVIDENT FINANCIAL HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 27, 2007

        The undersigned hereby appoints the Board of Directors of Provident Financial Holdings, Inc. ("Provident") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Provident common stock which the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California, on Tuesday, November 27, 2007, at 11:00 a.m., local time, and at any and all adjournments thereof, as follows:

		FOR	WITHHELD

1.	The election as director of the nominees	[ ]	[ ]
listed below (except as marked to the
contrary below).

Joseph P. Barr
Bruce W. Bennett
Debbi H. Guthrie

INSTRUCTIONS: To withhold your vote
for an individual nominee, write the
nominee's name on the line below.

		FOR	AGAINST	ABSTAIN

2.	The ratification of the appointment of Deloitte &	[ ]	[ ]	[ ]
Touche LLP as independent auditor for the
fiscal year ending June 30, 2008.

3.	In their discretion, upon such other matters as may
properly come before the meeting.

The Board of Directors recommends a vote "FOR" the listed propositions.

This proxy also provides voting instructions to the Trustees of the Provident Savings Bank, F.S.B. Employee Stock Ownership Plan for participants with shares allocated to their accounts.

This proxy will be voted as directed, but if no instructions are specified this proxy will be voted for the propositions stated. If any other business is presented at such meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Provident at the annual meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from Provident prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated October 26, 2007 and the 2007 Annual Report to Shareholders.

Dated:______________ , 2007

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-prepaid envelope.

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